Exhibit 99.1

FIRST AMENDMENT

TO

STONE ARCADE ACQUISITION CORPORATION

2006 INCENTIVE PLAN

The Stone Arcade Acquisition Corporation 2006 Incentive Plan (the “Plan”), is hereby amended, effective April 5, 2007, as follows:

I.

The name of the Plan is hereby amended to be the “KapStone Paper and Packaging 2006 Incentive Plan.”

II.

Any reference to Stone Arcade Acquisition Corporation shall be replaced with KapStone Paper and Packaging Corporation.

III.

In all other respects the Plan shall remain in full force and effect.

The undersigned certifies that he is the duly elected and acting Secretary of KapStone Paper and Packaging Corporation and that the foregoing First Amendment to the Stone Arcade Acquisition Corporation 2006 Incentive Plan was duly adopted by the Board of Directors of KapStone Paper and Packaging Corporation as of April 5, 2007.

Dated: April 5, 2007	/s/ Matthew Kaplan
Matthew Kaplan